Exhibit 10.11

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Agreement”) is entered into as of June 23, 2017, by and among Pensare Sponsor Group, LLC, a Delaware limited liability company (the “Sponsor”), Pensare Acquisition Corp., a Delaware corporation (the “Company”), and MasTec, Inc., a Florida corporation (the “Buyer”). The Sponsor, the Company and the Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Buyer wishes to purchase from the Sponsor 1,575,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), up to 212,074 of which Shares are subject to complete or partial forfeiture (the “forfeiture”) if the underwriters of the proposed initial public offering (“IPO”) of units of the Company do not fully exercise their over-allotment option (the “Over-allotment Option”), and the Parties desire to confirm certain other agreements relating to the IPO, in each case on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Purchase of Securities.

1.1.	Purchase of Shares. For the sum of $5,478 (the “Purchase Price”), which the Sponsor acknowledges receiving in cash from or on behalf of the Buyer, the Sponsor hereby assigns, sells and transfers the Shares to the Buyer, and the Buyer hereby purchases the Shares from the Sponsor, subject to forfeiture by the Buyer, on the terms and subject to the conditions set forth in this Agreement.

1.2.	Commitment to Purchase Warrants. If the IPO is consummated, the Buyer will purchase from the Company, and the Company will sell to the Buyer, 2,000,000 warrants, at a purchase price of $1.00 per warrant, with each such warrant exercisable to purchase one share of the Company’s common stock at a purchase price of $11.50, pursuant to a warrant purchase agreement to be entered into in connection with the consummation of the IPO, in substantially the same form as the warrant purchase agreement to be entered into between the Company and the Sponsor, and otherwise in form and substance substantially similar to private placement warrant purchase agreements typically entered into in connection with the consummation of initial public offerings by special purpose acquisition companies comparable to the Company. Notwithstanding the foregoing, if the Company sells a different type of security (or more than one type of securities) to the Sponsor in connection with the consummation of the IPO, the Buyer will purchase from the Company, and the Company will sell to the Buyer, $2,000,000 of the same security purchased from the Company by the Sponsor (or, in the case of the sale to the Sponsor of more than one type of security, allocated pro rata to the different types of securities in the same proportions as issued to the Sponsor), at the same prices and on substantially the same terms as that applicable to the purchase by the Sponsor.

2 Representations, Warranties and Agreements.

2.1. Buyer’s Representations, Warranties and Agreements. To induce the Company and the Sponsor to enter into this Agreement, the Buyer hereby represents and warrants to the Company and the Sponsor and agrees with the Company and the Sponsor as follows:

2.1.1. No Government Recommendation or Approval. The Buyer understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Buyer of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Buyer, (ii) any agreement, indenture or instrument to which the Buyer is a party or (iii) any law, statute, rule or regulation to which the Buyer is subject, or any agreement, order, judgment or decree to which the Buyer is subject.

2.1.3. Authority. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or other laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. Buyer is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Buyer is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Buyer must bear the economic risk of this investment until the Shares are sold pursuant to an effective registration statement under the Securities Act or an exemption from registration available with respect to such sale. Buyer is able to afford a complete loss of Buyer’s investment in the Shares.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Buyer has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Buyer has relied solely on Buyer’s own knowledge and understanding of the Company and its business based upon Buyer’s own due diligence investigation and the information furnished pursuant to this paragraph. Buyer understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Buyer has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

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2.1.6. Accredited Investor. Buyer represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

2.1.7. Investment Purposes. The Buyer is purchasing the Shares solely for investment purposes, for the Buyer’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Buyer did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. Buyer understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Buyer understands that the certificates representing the Shares will contain a legend in respect of such restrictions. If in the future the Buyer decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to (i) registration under the Securities Act, or (ii) an available exemption from registration. Buyer agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Buyer may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Buyer agrees not to resell the Shares. Buyer further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Buyer for the resale of the Shares until one year following consummation of the initial business combination by the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Buyer in connection with the transactions contemplated by this Agreement.

2.2. Company’s Representations, Warranties and Agreements. To induce the Buyer to enter into this Agreement, the Company hereby represents and warrants to the Buyer and agrees with the Buyer as follows:

2.2.1. Organization and Corporate Power; Capitalization. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. Immediately prior to the consummation of the IPO, the Company will, unless otherwise consented to in writing by the Buyer, have outstanding (i) no more than 7,187,500 shares of Common Stock (“Founder Shares”), (ii) warrants to purchase not more than 9,000,000 shares of Common Stock at an exercise price of $11.50 per share and (iii) no other obligations to issue or rights to purchase or acquire any shares of its capital stock other than those securities offered in the IPO and the unit purchase options to be granted to the underwriters in connection with the IPO; subject to adjustment in the case of the foregoing clauses (i) and (ii) in the event of any stock splits, stock dividends, reorganizations or recapitalizations between the date hereof and the consummation of the IPO.

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2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of incorporation of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

2.3. Sponsor’s Representations, Warranties and Agreements. To induce the Buyer to enter into this Agreement, the Sponsor hereby represents and warrants to the Buyer and agrees with the Buyer as follows:

2.3.1. Limited Liability Company Power. The Sponsor possesses all requisite limited liability company power and authority necessary to carry out the transactions contemplated by this Agreement.

2.3.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of formation of the Sponsor, (ii) any agreement, indenture or instrument to which the Sponsor is a party or (iii) any law, statute, rule or regulation to which the Sponsor is subject, or any agreement, order, judgment or decree to which the Sponsor is subject.

2.3.3. Title to Securities. Upon transfer in accordance with, and payment pursuant to, the terms hereof, (i) the Shares will be duly and validly issued, fully paid and nonassessable, (ii) the Buyer will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Shares may be subject, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Buyer.

2.3.4. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Sponsor which (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

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3. Forfeiture of Shares.

3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option is not exercised in full, the Buyer shall, following the expiration or termination of the Over-allotment Option, forfeit any and all rights to up to 212,074 Shares (based upon the percentage of the Over-allotment Option not exercised, and subject to adjustment for any stock splits, stock dividends, reorganizations and recapitalizations) on a pro rata basis together with all other holders of the Company’s Common Stock immediately prior to consummation of the IPO (other than the not more than 225,000 shares (subject to adjustment for any stock splits, stock dividends, reorganizations and recapitalizations) of Common Stock that are to be issued to independent directors and one advisor to the Company) (the “Initial Holders”) such that immediately following such forfeiture, the Buyer and all other Initial Holders prior to the IPO will own an aggregate number of Shares (excluding shares issuable upon exercise of any warrants or any shares purchased by the Buyer in the Company’s IPO or in the aftermarket) equal to 20% of the issued and outstanding shares of the Company.

3.2. Termination of Rights as Stockholder. If any of the Shares are forfeited by the Buyer in accordance with this Section 3, then after such time, the Buyer (or successor in interest), shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares. In addition, the Buyer hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all actions reasonably requested by the Company necessary to effect any adjustment in this Section 3.

4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Buyer hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Buyer purchases Shares in the IPO or in the aftermarket, any additional Shares so purchased shall be eligible to receive any liquidating distributions by the Company nor shall any such additional Shares be subject to the other restrictions and limitations set forth in Agreement; provided, however, in no event will the Buyer have the right to redeem any Shares into funds held in the Trust Account upon the successful completion of an initial business combination.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) by and between Buyer and the Company and the escrow agreement between the Buyer and the Company’s transfer agent as escrow agent to be substantially in the form attached hereto (commonly known as the “Escrow Agreement”), in each case to be entered into in connection with the closing of the IPO and in substantially the same form as the corresponding agreements to be entered into by the Sponsor with respect to its Founder Shares, and otherwise in form and substance substantially similar to comparable agreements customarily and typically entered into in connection with the consummation of initial public offerings by special purpose acquisition companies comparable to the Company underwritten by EarlyBirdCapital, Inc. (provided that for the avoidance of doubt, Buyer shall not be obligated to indemnify or reimburse the Company, any vendor to the Company or any other person, or otherwise incur any expense in connection with any obligations under the Insider Letter or the Escrow Agreement), Buyer agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

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5.2. Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCK ESCROW AGREEMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW AGREEMENT.”

5.3. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.

5.4. Escrow. The Buyer acknowledges that the Shares will be held in escrow pursuant to the Escrow Agreement. Pursuant to the Escrow Agreement, the Shares will be held in escrow and may not be released until the earlier of the one year anniversary of the date of the Company’s initial business combination (the “Consummation Date”) and the date on which the closing price of the Company’s ordinary shares exceeds $12.50 per share for any 20 trading days within a 30-trading day period after the Consummation Date (as adjusted for share splits, share dividends, reorganizations and recapitalizations). Notwithstanding the foregoing, the Shares shall be immediately released from escrow if, subsequent to the Consummation Date, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares of common stock for cash, securities or property.

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5.5 Registration Rights. Buyer acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into with the Company prior to the closing of the IPO.

6. Other Agreements.

6.1. Further Assurances. Buyer agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the addresses set forth on the first page of this Agreement or otherwise designated in writing by a party, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party and in the case of Buyer shall be directed to the attention of its Chief Executive Officer and its General Counsel, with a copy, which shall not serve as notice, to Ira N. Rosner at Holland & Knight LLP, 701 Brickell Avenue, Miami, Florida 33131, email: ira.rosner@hklaw.com. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3. Entire Agreement. This Agreement, together with (a) that certain Insider Letter to be entered into between Buyer and the Company, (b) that certain Escrow Agreement to be entered into among Buyer, the Company, the Company’s transfer agent and certain other shareholders of the Company, and (c) that certain Registration Rights Agreement to be entered into among Buyer, the Company and certain other shareholders of the Company, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding among the Buyer, the Sponsor and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

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6.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6. Assignment. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of each other party.

6.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

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6.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7. Voting, Governance and Offering Materials.

7.1. Voting and Tender of Shares. Buyer agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s stockholders and shall not seek redemption with respect to such Shares. Additionally, the Buyer agrees not to tender any Shares in connection with a tender offer presented to the Company’s stockholders in connection with an initial business combination negotiated by the Company.

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7.2. Board Composition. Upon consummation of the IPO, one of the members of the Board of Directors of the Company shall be designated by Buyer (the “Buyer Designee”). Prior to the consummation of the Company’s initial business combination transaction, provided that Buyer, together with its affiliates (as defined for purposes of Rule 405 under the Securities Act), owns not less than 25% of (i) the number of net Shares issued and not forfeited pursuant to this Agreement and (ii) warrants to purchase shares of the Company’s common stock (or the underlying shares of such common stock) owned by Buyer immediately following consummation of the IPO, the Company shall nominate, and recommend to the stockholders the election as a director of the Company, a Buyer Designee at each subsequent meeting called for, among other purposes, the election of directors and take all other actions reasonably requested by Buyer to cause the Buyer Designee to be so elected. So long as Buyer has the right to designate a Buyer Designee, the Buyer Designee shall not be removed or replaced as a director (including by action of the board to fill a vacancy) except with the prior written consent of Buyer, which consent may be withheld in its sole and absolute discretion. The Company covenants and agrees that no member of the Board of Directors of the Company who, or the affiliates of whom, directly or indirectly beneficially owns or has a pecuniary interest in any Founder Shares shall be issued, on account of such member’s service on the Board of Directors, any securities of the Company (or any subsidiary or parent company thereof) or rights to acquire such securities, in each case for no or nominal consideration, unless the Buyer Designee is also issued an equal amount of any such securities.

7.3. Disclosure Regarding Buyer. All disclosure regarding Buyer contained in the IPO registration statement, prospectus, preliminary prospectus, road show materials, free writing prospectus and other offering materials (oral or written) shall be subject to the Buyer’s prior written consent in its sole an absolute discretion.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

PENSARE ACQUISITION CORP.

By:	/s/ Darrell Mays
Name: Darrell Mays
Title: CEO

PENSARE SPONSOR GROUP, LLC

By:	/s/ Darrell Mays
Name: Darrell Mays
Title: Managing Partner

MASTEC, INC.

By:	/s/ Paul DiMarco
Name: Paul DiMarco
Title: Senior Vice President and Treasurer

[Signature Page to Securities Assignment Agreement]